UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8 - K
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    30 March 2012
ALL GRADE MINING, INC.
(Exact name of registrant as specified in its charter)

Colorado	0000823544
State of Incorporation	CIK №.
370 W. Pleasantview Ave. Suite 163, Hackensack, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: Phone: (201) 788-3785

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 & 5.02:  Changes in Registrant Certifying Accountant and Appointment of Certain Officers

Jerome Rosenberg, CPA, P.C., that was previously All Grade Mining, Inc.’s pubic auditor, has been hired as All Grade Mining, Inc.’s new Chief Financial Officer, and as such, can no longer fulfill his duties as an independent auditor. There were no material disagreements on the treatment of financial or accounting issues.
The New auditor for All Grade Mining, Inc. is Markum, LLP. Its principal address at 750 3rd Avenue, 11th Floor, New York, New York 10017.
There was a meeting held by the Board of Directors on 30 March 2012, which approved both the hiring of Mr. Rosenberg and the appointment of Marcum, LLP as the new independent auditor.

The effective date for the hiring and the appointment of the new auditor shall be effective as of the close of the market on Friday, 30 March 2012.

Exhibits:
99.1 Board of Director Resolution

Dated:     30 March 2012

Hackensack, New Jersey

All Grade Mining, Inc.

/s/      Gary Kouletas
By: Gary Kouletas, CEO